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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4) of Waste Connections, Inc. for the registration of 644,165 shares of its common stock of our report dated March 6, 1998, with respect to the financial statements of Waste Connections, Inc. included in Post Effective Amendment No. 1 to its Registration Statement (Form S-4 No. 333-59199) and related Prospectus for the registration of 3,000,000 shares of its common stock as filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of Waste Connections, Inc. and Predecessors listed in Item 21(b) of Post Effective Amendment No. 1 to its Registration Statement (Form S-4 No. 333-59199) and related Prospectus for the registration of 3,000,000 shares of its common stock as filed with the Securities and Exchange Commission. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-4) of Waste Connections, Inc. for the registration of 644,165 shares of its common stock of our report dated February 20, 1998, with respect to the financial statements of Madera Disposal Systems, Inc. included in Post Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59199) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock as filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-4) of Waste Connections, Inc. for the registration of 644,165 shares of its common stock of our report dated July 8, 1998, with respect to the financial statements of Arrow Sanitary Service, Inc. included in Post Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59199) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock as filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Sacramento, California
October 12, 1998